Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-140586 on Form S-4 of our reports dated February 23, 2007, relating to the consolidated financial statements of KKR Financial Corp. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of KKR Financial Corp. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

February 23, 2007